Exhibit 99.1

Avon Reports Fourth-Quarter and Full-Year 2018 Results
Simpler, Leaner and More Agile Going Forward

LONDON, February 14, 2019 - Avon Products, Inc. (NYSE:AVP) today announced its results for the fourth quarter and fiscal year ended December 31, 2018.

Jan Zijderveld, Avon CEO, said, “We are in the initial stages of our turn-around plan with fourth-quarter results showing sequential improvement in revenue trends in 4 of our top 5 markets, as well as some early signs of progress against our core strategies. As we look over the course of 2018, we are seeing tangible signs of increased productivity by our Representatives, with sequential increases in Average Representative Sales, Net Price Per Unit and e-commerce. We have begun to identify repeatable business models in training and recruiting, while reducing our cost structure and taking steps to simplify our business infrastructure. Revenue growth management across our portfolio and positive momentum in premium products, bundles and regimens are driving improved price/mix.”

Mr. Zijderveld continued, “As I wrap up my first year at Avon, we have a clear strategy to Open Up Avon and are taking the necessary steps to return this company to growth. We understand that the foundation of our success lies in the training and retention of our Representatives. Empowering women to build successful businesses and generate relevant earnings in countries around the world will, in turn, enable us to grow. This is a large task that involves the efforts of every employee and Representative. It will take time but introducing training programs that empower women to become trusted advisors to their customers and sell higher value products, bundles and regimens help to improve Her earnings, and thereby Her success."

Jamie Wilson, Avon CFO, said, “We have taken significant steps in our strategy of building a simpler, leaner and more agile organization, including the announced sale of our China manufacturing facility and our strategic manufacturing and supply agreements with LG. We also recently announced our intention to reduce our global workforce by an additional 10% in 2019, on top of our already completed 8% reduction in 2018. These recent announcements include a goal to reduce our overall SKUs by 25%, an $88 million inventory write-off recorded in the fourth quarter, along with a restructuring charge of approximately $100 million that will be recorded in 2019. During the fourth quarter, we realized approximately $20 million in savings against our Open Up Avon initiative outlined at our Investor Day in the Fall. In the fourth quarter, we repaid an additional $50 million of debt which brought our total fiscal 2018 debt reduction to approximately $300 million. In addition, we announced today that we entered into a new 3-year, €200 million senior secured credit facility, our first Euro-denominated facility, which enhances our financial flexibility and begins to more closely align our capital structure to our operations.”

	THREE MONTHS ENDED DECEMBER 31, 2018
	Reported (GAAP)	Adjusted[1] (Non-GAAP)	Like-for-like[1]
Total C$ Reportable Segment Revenue Growth (vs 4Q17)	2%	2%	(1)%
Gross Margin	49.6%	56.1%	59.7%
Operating Margin	(3.5)%	5.5%	5.7%
Diluted EPS	$(0.19)	$0.07	$0.07
Effective Tax Rate	7.8%	8.8%	7.2%

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	TWELVE MONTHS ENDED DECEMBER 31, 2018
	Reported (GAAP)	Adjusted[1] (Non-GAAP)	Like-for-like[1]
Total C$ Reportable Segment Revenue Growth (vs FY17)	5%	1%	(3)%
Gross Margin	57.6%	57.9%	61.4%
Operating Margin	4.2%	4.6%	4.5%
Diluted EPS	$(0.10)	$0.03	$0.01
Effective Tax Rate	120.2%	63.9%	69.0%

Highlights for Fourth Quarter 2018:

•	Total Reportable Segment Revenue in reported currency decreased 10%. Like-for-like Total Reportable Segment Revenue decreased 1% in constant dollars[1]

•	Gross Margin of 49.6%. Like-for-like Gross Margin decreased 140 basis points to 59.7%, unfavorably impacted primarily by foreign exchange

•	Active Representatives and Ending Representatives, both from Reportable Segments, declined 6% and 8%, respectively

•	Operating Margin of (3.5)%. Like-for-like Operating Margin decreased 420 bps to 5.7%, unfavorably impacted primarily by foreign exchange and field investments

•	Diluted Loss Per Share of $0.19. Like-for-like Diluted Earnings Per Share of $0.07

•
Foreign currency unfavorably impacted Diluted Earnings Per Share by an estimated $0.04 per share and Adjusted Diluted Earnings Per Share by an estimated $0.05 per share, driven by the strength of the U.S. dollar against the currencies of the countries in which the Company operates

Highlights for Fiscal Year 2018:

•	Completed the restructuring actions associated with the cost savings program initiated in 2016, exiting 2018 with run rate savings in excess of the targeted $350 million

•	Realized approximately $40 million of savings against the Open Up Avon cost savings initiative outlined at Investor Day

New Revenue Recognition Standard (Accounting Standards Codification Topic 606 ("ASC" 606))
As previously disclosed, during the first quarter of 2018, the Company adopted the new GAAP revenue recognition standard, ASC 606. The Company adopted the standard as a cumulative-effect adjustment as of January 1, 2018, therefore, comparative information for prior periods was not restated. The new standard has a significant impact on the presentation of sales incentives and Representative fees and associated costs, primarily for brochures.

The impact of the change in accounting for revenue recognition on fourth-quarter and full-year 2018 performance is summarized on pages 18-20 of this release.
Fourth-Quarter 2018 Income Statement Review (compared with fourth-quarter 2017)

•	From reportable segments:

◦	Total revenue decreased 10%. Like-for-like Total revenue decreased 1% in constant dollars.

◦	Active Representatives declined 6% with decreases reported in South Latin America, Europe, Middle East & Africa, and Asia Pacific.

◦	Ending Representatives declined 8% with decreases reported in all segments.

◦
Average order in constant dollars increased 8%. On a like-for-like basis, average order in constant dollars increased 5%, driven by increases in all segments, primarily South Latin America and Europe, Middle East & Africa.

•
Gross margin was 49.6%. Like-for-like Gross margin decreased 140 basis points to 59.7%, unfavorably impacted by foreign exchange, and higher material and logistics costs, partially offset by the favorable net impact of mix and pricing.

•
Operating margin was (3.5)%. Like-for-like Operating margin was 5.7% in the quarter, down 420 basis points, driven by lower gross margin, investments in Representative, sales leader and field expense, primarily in Brazil to recover activity levels disrupted by the national transportation strike in the second quarter of 2018, investments in advertising, higher transportation costs, primarily increased fuel prices, and revenue deleverage and unfavorable foreign currency translation, partially offset by lower bad debt, primarily in Brazil due to improved credit control and collections processes.

•	Diluted Loss per Share was $0.19. Like-for-like Diluted Earnings per Share was $0.07, compared with $0.12 for fourth-quarter 2017.

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Adjustments to Fourth-Quarter 2018 GAAP Results to Arrive at Adjusted Results
During the fourth quarter of 2018, the following adjustments were made to GAAP results to arrive at Adjusted results and, in total, increased Diluted earnings per share by approximately $0.26:

•
The Company recorded costs to implement ("CTI") restructuring within operating profit of approximately $126 million before tax ($113 million after tax), primarily related to the Open Up Avon initiative. The recorded costs primarily related to the recently announced inventory write-off, employee-related costs, and implementation costs, primarily professional services.

•	The Company recorded a one-time US state and local tax expense of approximately $3 million associated with the internal restructuring of its intellectual property.

THREE MONTHS ENDED DECEMBER 31, 2018

SEGMENT RESULTS
($ in millions)
	Revenue					Active Representatives	Average Order C$	Units Sold	Price/ Mix C$	Ending Representatives
	US$		US$		C$
Revenue & Drivers	Reported (GAAP)	% var. vs 4Q17	Adjusted (non-GAAP)	% var. vs 4Q17	% var. vs 4Q17	% var. vs 4Q17	% var. vs 4Q17	% var. vs 4Q17	% var. vs 4Q17	% var. vs 4Q17

Europe, Middle East & Africa	$581.8	(9)%	$581.8	(9)%	(2)%	(8)%	6%	(9)%	7%	(10)%
South Latin America	488.3	(15)	488.3	(15)	6	(7)	13	(10)	16	(9)
North Latin America	199.4	(3)	199.4	(3)	2	—	2	1	1	(7)
Asia Pacific	125.8	—	125.8	—	4	(2)	6	4	—	(3)
Total from reportable segments	1,395.3	(10)	1,395.3	(10)	2	(6)	8	(7)	9	(8)
Other operating segments and business activities	6.4	(69)	6.4	(69)	(69)	*	*	*	*	—
Total Avon	$1,401.7	(11)%	$1,401.7	(11)%	1%	(6)%	7%	(8)%	9%	(8)%

Operating Profit/Margin	2018 Operating Profit US$	2018 Operating Margin US$	2018 Adjusted Operating Profit US$	2018 Adjusted Operating Margin US$	Change in US$ vs 4Q17	Change in C$ vs 4Q17

Segment profit/margin
Europe, Middle East & Africa	$72.6	12.5%	$72.6	12.5%	(420) bps	(420) bps
South Latin America	38.1	7.8	38.1	7.8	(430)	(370)
North Latin America	16.3	8.2	16.3	8.2	(460)	(460)
Asia Pacific	14.7	11.7	14.7	11.7	90	90
Total from reportable segments	141.7	10.2	141.7	10.2	(380)	(370)

Other operating segments and business activities	0.9		0.9
Unallocated global expenses	(66.1)		(66.1)
CTI restructuring initiatives	(126.1)
Total Avon	$(49.6)	(3.5)%	$76.5	5.5%	(440) bps	(390) bps

*Calculation not meaningful

CTI restructuring initiatives of $126.1 is excluded from Adjusted Operating Profit.

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Other operating segments and business activities include revenue from the sale of products to New Avon LLC since the separation of the Company's North America business into New Avon LLC on March 1, 2016 and ongoing royalties from the licensing of the Company's name and products. Other operating segments and business activities also include the business results for Australia and New Zealand, which the Company exited in 2018.
Fourth-Quarter 2018 Segment and Top Market Review (compared with fourth-quarter 2017)

	THREE MONTHS ENDED DECEMBER 31, 2018
Revenue - % var. vs 4Q17	Reported US$	Like-for-like US$	Like-for-like C$	Top Market Revenue Drivers
Europe, Middle East & Africa	(9)%	(12)%	(4)%
South Latin America	(15)%	(20)%	1%
North Latin America	(3)%	(4)%	0%
Asia Pacific	0%	(1)%	3%

Russia	(13)%	(14)%	(1)%	impacted by a decrease in Active Representatives, partially offset by higher average order
UK	(14)%	(19)%	(16)%	impacted by a decrease in Active Representatives, partially offset by higher average order
Brazil	(13)%	(20)%	(5)%	impacted by a decrease in Active Representatives, partially offset by higher average order
Mexico	(1)%	(3)%	2%	impacted by higher average order, as well as an increase in Active Representatives
Philippines	2%	1%	5%	impacted by higher average order, as well as an increase in Active Representatives
Full-Year 2018 Income Statement Review (compared with full-year 2017)
From reportable segments:

◦	Total revenue decreased 2%. Like-for-like Total revenue decreased 3% in constant dollars.

◦	Active Representatives declined 5% with decreases reported in all segments.

◦	Ending Representatives declined 8% with decreases reported in all segments.

◦
Average order in constant dollars increased 10%. On a like-for-like basis, average order in constant dollars increased 2%, primarily driven by increases in South Latin America, North Latin America and Asia Pacific.

•
Gross margin was 57.6%. Like-for-like Gross margin decreased 10 basis points to 61.4%, unfavorably impacted by higher material costs and unfavorable foreign exchange, partially offset by the favorable net impact of mix and pricing.

•
Operating margin was 4.2%. Like-for-like Operating margin was 4.5% in the quarter, down 180 basis points, driven by investments in Representative, sales leader and field expense, primarily in Brazil to recover activity levels disrupted by the national transportation strike in the second quarter of 2018, investments in advertising, higher transportation costs, primarily increased fuel prices, and higher net brochure costs, primarily due to an increase in brochure volumes in Brazil, partially offset by lower bad debt, primarily in Brazil due to improved credit control and collections processes.

•	Diluted Loss per Share was $0.10. Like-for-like Diluted Earnings per Share was $0.01, compared with Diluted earnings per share of $0.06 for 2017.

Adjustments to Full-Year 2018 GAAP Results to Arrive at Adjusted Results
During 2018, the following adjustments were made to GAAP results to arrive at Adjusted results and, in total, reduced Diluted earnings per share by approximately $0.13:

•	The Company released the liability accrued as of September 30, 2018 related to Brazil IPI taxes of approximately $195 million before tax ($129 million after tax).

•
The Company recorded costs to implement ("CTI") restructuring within operating profit of approximately $181 million before tax ($163 million after tax), related to both the Open Up Avon initiative and the Transformation Plan. The recorded

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costs primarily related to the recently announced inventory write-off, employee-related costs, and implementation costs, primarily professional services.

•
The Company recorded approximately $21 million of special tax items, approximately $18 million associated with its uncertain tax positions and approximately $3 million associated with the internal restructuring of its intellectual property.

TWELVE MONTHS ENDED DECEMBER 31, 2018

SEGMENT RESULTS
($ in millions)
	Revenue					Active Representatives	Average Order C$	Units Sold	Price/ Mix C$	Ending Representatives
	US$		US$		C$
Revenue & Drivers	Reported (GAAP)	% var. vs FY17	Adjusted (non-GAAP)	% var. vs FY17	% var. vs FY17	% var. vs FY17	% var. vs FY17	% var. vs FY17	% var. vs FY17	% var. vs FY17

Europe, Middle East & Africa	$2,093.8	(2)%	$2,093.8	(2)%	(1)%	(4)%	3%	(5)%	4%	(10)%
South Latin America	2,146.9	(3)	1,978.5	(11)	3	(6)	9	(8)	11	(9)
North Latin America	809.3	—	809.3	—	2	(4)	6	(3)	5	(7)
Asia Pacific	470.8	—	470.8	—	2	(2)	4	1	1	(3)
Total from reportable segments	5,520.8	(2)	5,352.4	(5)	1	(5)	6	(5)	6	(8)
Other operating segments and business activities	50.5	(39)	50.5	(39)	(40)	*	*	*	*	—
Total Avon	$5,571.3	(3)%	$5,402.9	(5)%	1%	(5)%	6%	(6)%	7%	(8)%

Operating Profit/Margin	2018 Operating Profit US$	2018 Operating Margin US$	2018 Adjusted Operating Profit US$	2018 Adjusted Operating Margin US$	Change in US$ vs FY17	Change in C$ vs FY17

Segment profit/margin
Europe, Middle East & Africa	$267.5	12.8%	$267.5	12.8%	(270) bps	(280) bps
South Latin America	314.6	14.7	146.2	7.4	(140)	(110)
North Latin America	70.4	8.7	70.4	8.7	(160)	(170)
Asia Pacific	42.0	8.9	42.0	8.9	(190)	(150)
Total from reportable segments	694.5	12.6	526.1	9.8	(190)	(190)

Other operating segments and business activities	3.6		3.6
Unallocated global expenses	(282.4)		(282.4)
CTI restructuring initiatives	(180.5)
Total Avon	$235.2	4.2%	$247.3	4.6%	(170) bps	(140) bps

*Calculation not meaningful

The Brazil IPI tax release of $168.4 is excluded from Adjusted Revenue and Adjusted Operating Profit, and CTI restructuring initiatives of $180.5 is excluded from Adjusted Operating Profit.
Other operating segments and business activities include revenue from the sale of products to New Avon LLC since the separation of the Company's North America business into New Avon LLC on March 1, 2016 and ongoing royalties from the licensing of the Company's name and products. Other operating segments and business activities also include the business results for Australia and New Zealand, which the Company exited in 2018.

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Full-Year 2018 Segment and Top Market Review (compared with full-year 2017)

	TWELVE MONTHS ENDED DECEMBER 31, 2018
Revenue - % var. vs FY17	Reported US$	Like-for-like US$	Like-for-like C$	Top Market Revenue Drivers
Europe, Middle East & Africa	(2)%	(5)%	(4)%
South Latin America	(3)%	(16)%	(3)%
North Latin America	0%	(4)%	(2)%
Asia Pacific	0%	(1)%	1%

Russia	(6)%	(10)%	(3)%	impacted by a decrease in Active Representatives, partially offset by higher average order
UK	(6)%	(11)%	(13)%	impacted by a decrease in Active Representatives, partially offset by higher average order
Brazil	0%	(21)%	(10)%	impacted by a decrease in Active Representatives, as well as lower average order
Mexico	2%	(1)%	1%	impacted by higher average order, partially offset by a decrease in Active Representatives
Philippines	(1)%	(3)%	2%	impacted by an increase in Active Representatives, as well as higher average order
Full-Year 2018 Cash Flow Review (compared with full-year 2017)

•
Net cash provided by operating activities of continuing operations was $93 million for the twelve months ended December 31, 2018, compared with $271 million in the same period in 2017. The approximate $178 million decrease in net cash provided by operating activities of continuing operations was primarily due to lower cash-related earnings and higher inventory purchases, partially offset by the judicial deposit receipt of approximately $68 million related to Brazil IPI taxes and lower net receivables.

•
Net cash used by investing activities of continuing operations was $93 million for the twelve months ended December 31, 2018, compared with $70 million in the same period in 2017. The approximate $23 million increased use of net cash from continuing investing activities was primarily due to a $22 million cash distribution received from New Avon LLC in the third quarter of 2017.

•
Net cash used by financing activities of continuing operations was $307 million for the twelve months ended December 31, 2018, compared with net cash provided by financing activities of continuing operations of $0 million in the same period in 2017. The approximate $307 million increased use of net cash from continuing financing activities was primarily due to prepayment of a portion of the Company's debt in the second quarter of 2018, as well as open market debt repurchases in the fourth quarter of 2018 of $23 million of the 4.60% notes and $27 million of the 5.00% notes.

Subsequent Event
On Tuesday, February 12, 2019, the Company and certain of its subsidiaries entered into a new €200 million three-year senior secured revolving credit facility. The new facility replaces the previous $400 million secured revolving credit facility.

Key features of the new facility include the following:

•	Available for general corporate and working capital purposes,

•	Allows for increased ability to issue 1st lien debt,

•	Contains financial maintenance covenants, but with less restrictive definitions, and with certain other modifications, from the previous facility,

•	Guaranteed in full by the Company and by certain domestic and foreign subsidiaries, and

•	Secured by certain assets including substantially all U.S. and U.K. assets and capital stock of certain subsidiaries

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Conference call
Avon will conduct a conference call at 9:00 a.m. Eastern Time today to discuss its quarterly and full-year results. The dial-in number for the call is (877) 407-0789 in North America or (201) 689-8562 from international locations. The call and related slide presentation will be webcast live at www.avoninvestor.com and can be accessed or downloaded from that site for a period of one year. A telephonic playback of the call will also be available from 12:00 p.m. Eastern Time, February 14, 2019 through February 28, 2019. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13686770. Please note that the Company intends to file its Form 10-K on February 21, 2019.
About Avon Products, Inc.
For 130 years Avon has stood for women: providing innovative, quality beauty products which are primarily sold to women, through women. Millions of independent Representatives across the world sell iconic Avon brands such as Avon Color and ANEW through their social networks, building their own beauty businesses on a full- or part-time basis. Avon supports women's empowerment, entrepreneurship and well-being and has donated over $1 billion to women's causes through Avon and the Avon Foundation. Learn more about Avon and its products at www.avonworldwide.com. #Stand4Her

Contacts:

INVESTORS:	MEDIA:

Amy Greene	Chris Wermann
Avon Investor Relations	Avon Corporate Relations
(212) 282-5320	or
James Golden/Leigh Parrish/Sophie Throsby
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
Footnotes
1 "Adjusted" items refer to financial measures that are derived from measures calculated in accordance with GAAP, but which have been adjusted to exclude certain items. "Like-for-like" refers to comparable year-over-year figures that take Adjusted figures and additionally exclude the impact of the adoption of ASC 606. Other Adjusted financial measures that the Company refers to include constant dollar ("C$") items. All of these adjusted items are Non-GAAP financial measures as described below under "Non-GAAP Financial Measures." These Non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  Please refer to the Company's "Non-GAAP Financial Measures" description at the end of this release and the reconciliations the Company provides of these Non-GAAP financial measures to their comparable GAAP measures.
Forward-Looking Statements
This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s growth and long-term success, and improved representative engagement and service. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the possibility of business disruption, competitive uncertainties, and general economic and business conditions in Avon’s markets as well as the other risks detailed in Avon’s filings with the Securities and Exchange Commission. Avon undertakes no obligation to update any statements in this press release for changes that happen after the date of this release.

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AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Percent Change	Twelve Months Ended		Percent Change
	December 31			December 31
	2018	2017		2018	2017
Net sales	$1,323.0	$1,535.3	(14)%	$5,247.7	$5,565.1	(6)%
Other revenue	78.7	33.5		323.6	150.5
Total revenue	1,401.7	1,568.8	(11)%	5,571.3	5,715.6	(3)%

Cost of sales	706.2	611.2		2,364.0	2,203.3
Selling, general and administrative expenses(1)	745.1	826.1		2,972.1	3,231.0
Operating profit	(49.6)	131.5	*	235.2	281.3	(16)%

Interest expense	32.6	34.8		134.6	140.8
(Gain) loss on extinguishment of debt	(2.2)	—		0.7	—
Interest income	(3.3)	(3.6)		(15.3)	(14.8)
Other expense, net(1)	7.4	8.7		7.1	34.6
Total other expenses	34.5	39.9		127.1	160.6

(Loss) income, before income taxes	(84.1)	91.6	*	108.1	120.7	(10)%
Income taxes	6.6	(1.2)		(129.9)	(100.7)

Net (loss) income	(77.5)	90.4	*	(21.8)	20.0	*
Net (income) loss attributable to noncontrolling interests	(0.1)	1.1		2.3	2.0
Net (loss) income attributable to Avon	(77.6)	91.5	*	(19.5)	22.0	*

(Loss) earnings per share(2)
Basic	$(0.19)	$0.17	*	$(0.10)	$—	*
Diluted	$(0.19)	$0.17	*	$(0.10)	$—	*

Weighted-average shares outstanding:
Basic	442.4	440.2		441.9	439.7
Diluted	442.4	440.2		441.9	439.7

* Calculation not meaningful

(1) We adopted ASU 2017-07, Compensation - Retirement Benefits effective January 1, 2018. The new accounting guidance was applied retrospectively and net pension expense (other than service cost) of $1.5 and $8.0 was reclassified from SG&A to Other expense, net for the three and twelve months ended December 31, 2017 respectively.

(2) Under the two-class method, earnings (loss) per share is calculated using net gain allocable to common shares, which is derived by reducing net income (loss) by the income (loss) allocable to participating securities and earnings allocated to convertible preferred stock. Net (loss) income allocable to common shares used in the basic and diluted earnings per share calculation was ($82.9) and $75.4 for the three months ended December 31, 2018 and 2017, respectively. Net loss allocable to common shares used in the basic and diluted loss per share calculation was ($43.6) and ($1.4) for the twelve months ended December 31, 2018 and 2017, respectively.

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AVON PRODUCTS, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2017 (Audited) and December 31, 2018 (Unaudited)
(In millions)

	December 31,	December 31,
	2018	2017
Assets
Current Assets
Cash and cash equivalents	$532.7	$881.5
Accounts receivable, net	349.7	457.2
Inventories	542.0	598.2
Prepaid expenses and other	272.0	296.4
Held for sale assets	65.6	—
Total current assets	1,762.0	2,233.3

Property, plant and equipment, at cost	1,207.8	1,481.9
Less accumulated depreciation	(650.2)	(779.2)
Property, plant and equipment, net	557.6	702.7

Goodwill	87.4	95.7
Other assets	603.0	666.2
Total assets	$3,010.0	$3,697.9

Liabilities, Series C Convertible Preferred Stock and Shareholders’ Deficit
Current Liabilities
Debt maturing within one year	$12.0	$25.7
Accounts payable	816.5	832.2
Accrued compensation	85.5	130.3
Other accrued liabilities	451.3	405.6
Sales taxes and taxes other than income	103.9	153.0
Income taxes	15.9	12.8
Held for sale liabilities	11.4
Total current liabilities	1,496.5	1,559.6
Long-term debt	1,581.6	1,872.2
Employee benefit plans	128.3	150.6
Long-term income taxes	136.2	84.9
Long-term sales taxes and taxes other than income	—	193.1
Other liabilities	72.1	84.4
Total liabilities	3,414.7	3,944.8
Series C convertible preferred stock	492.1	467.8
Shareholders’ Deficit
Common stock	190.3	189.7
Additional paid-in capital	2,303.6	2,291.2
Retained earnings	2,234.3	2,320.3
Accumulated other comprehensive loss	(1,030.4)	(926.2)
Treasury stock, at cost	(4,602.3)	(4,600.0)
Total Avon shareholders’ deficit	(904.5)	(725.0)
Noncontrolling interests	7.7	10.3
Total shareholders’ deficit	(896.8)	(714.7)
Total liabilities, series C convertible preferred stock and shareholders’ deficit	$3,010.0	$3,697.9

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AVON PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Twelve Months Ended
	December 31
	2018	2017
Cash Flows from Operating Activities
Net (loss) income	$(21.8)	$20.0
Depreciation	81.1	84.3
Amortization	26.6	29.7
Provision for doubtful accounts	162.4	221.9
Provision for obsolescence	113.5	36.7
Share-based compensation	13.8	24.2
Foreign exchange losses	21.2	18.1
Deferred income taxes	(53.8)	(30.2)
Charge for Argentinian monetary assets and liabilities	(6.3)	—
Brazil IPI tax release	(194.7)	—
Other	18.5	39.6

Changes in assets and liabilities:
Accounts receivable	(102.8)	(214.6)
Inventories	(99.6)	(19.2)
Prepaid expenses and other	(49.3)	14.8
Accounts payable and accrued liabilities	73.1	12.3
Income and other taxes	68.0	4.1
Noncurrent assets and liabilities	42.8	29.5
Net cash provided by operating activities of continuing operations	92.7	271.2

Cash Flows from Investing Activities
Capital expenditures	(94.9)	(97.3)
Disposal of assets	4.8	5.9
Distribution from New Avon LLC	—	22.0
Other investing activities	(3.3)	(0.2)
Net cash used by investing activities of continuing operations	(93.4)	(69.6)

Cash Flows from Financing Activities
Debt, net (maturities of three months or less)	(10.7)	10.3
Repayment of debt	(289.1)	(2.9)
Repurchase of common stock	(3.2)	(7.2)
Other financing activities	(3.9)	(0.2)
Net cash used by financing activities of continuing operations	(306.9)	—

Cash Flows from Discontinued Operations
Net cash used by operating activities of discontinued operations	—	(8.6)
Net cash used by discontinued operations	—	(8.6)

Effect of exchange rate changes on cash and cash equivalents	(37.5)	34.1
Net (decrease) increase in cash and cash equivalents	(345.1)	227.1
Cash and cash equivalents at beginning of year	881.5	654.4
Cash and cash equivalents at end of year(1)	$536.4	$881.5

(1)	Includes cash and cash equivalents of $3.7 classified as Held for sale assets in our Consolidated Balance Sheets at the end of the year in 2018

Page | 10

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
(Unaudited)
(In millions)

CATEGORY SALES FROM REPORTABLE SEGMENTS (US$)
	Consolidated
	Reported				Excluding the impact of adopting ASC 606
	Three Months Ended December 31		US$	C$	US$	C$
	2018	2017	% var. vs 4Q17	% var. vs 4Q17	% var. vs 4Q17	% var. vs 4Q17
Beauty:
Skincare	$374.2	$434.7	(14)%	(3)%	(14)%	(3)%
Fragrance	394.4	450.4	(12)	—	(12)	—
Color	205.3	251.1	(18)	(7)	(18)	(7)
Total Beauty	973.9	1,136.2	(14)	(3)	(14)	(2)
Fashion & Home:
Fashion (jewelry/watches/apparel/ footwear/accessories/children's)	201.6	226.9	(11)	(3)	(11)	(3)
Home (gift & decorative products/housewares/ entertainment & leisure/children's/nutrition)	147.5	159.9	(8)	6	(8)	6
Total Fashion & Home	349.1	386.8	(10)	1	(10)	1
Net sales from reportable segments	1,323.0	1,523.0	(13)	(2)	(13)	(2)
Other revenue from reportable segments	72.3	25.1	*	*	—	18
Total revenue from reportable segments	1,395.3	1,548.1	(10)	2	(13)	(1)
Total revenue from Other operating segments and business activities	6.4	20.7	(69)	(69)	(69)	(69)
Total revenue	$1,401.7	$1,568.8	(11)	1	(14)	(2)

*Calculation not meaningful

Page | 11

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
(Unaudited)
(In millions)

CATEGORY SALES FROM REPORTABLE SEGMENTS (US$)
	Consolidated
	Reported				Excluding the impact of adopting ASC 606
	Twelve Months Ended December 31		US$	C$	US$	C$
	2018	2017	% var. vs FY17	% var. vs FY17	% var. vs FY17	% var. vs FY17
Beauty:
Skincare	$1,474.7	$1,606.4	(8)%	(3)%	(9)%	(3)%
Fragrance	1,428.1	1,547.2	(8)	(1)	(8)	(1)
Color	845.3	968.0	(13)	(7)	(13)	(7)
Total Beauty	3,748.1	4,121.6	(9)	(3)	(10)	(3)
Fashion & Home:
Fashion (jewelry/watches/apparel/ footwear/accessories/children's)	750.8	812.5	(8)	(4)	(8)	(4)
Home (gift & decorative products/housewares/ entertainment & leisure/children's/nutrition)	561.3	587.2	(4)	5	(5)	4
Total Fashion & Home	1,312.1	1,399.7	(6)	—	(7)	(1)
Brazil IPI tax release	168.4	—	*	*	*	*
Net sales from reportable segments	5,228.6	5,521.3	(5)	2	(6)	1
Other revenue from reportable segments	292.2	111.3	*	*	(17)	(10)
Total revenue from reportable segments	5,520.8	5,632.6	(2)	5	(6)	1
Total revenue from Other operating segments and business activities	50.5	83.0	(39)	(40)	(41)	(41)
Total revenue	$5,571.3	$5,715.6	(3)	5	(7)	—

*Calculation not meaningful

Page | 12

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the most directly comparable financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED DECEMBER 31, 2018
	Reported (GAAP)	CTI restructuring initiatives	Special tax item	Adjusted (Non-GAAP)	Impact of revenue recognition	Like-for-like
Total revenue	$1,401.7	$—	$—	$1,401.7	$(45.3)	$1,356.4
Cost of sales	706.2	90.5	—	615.7	(68.9)	546.8
Selling, general and administrative expenses	745.1	35.6	—	709.5	22.8	732.3
Operating (loss) profit	(49.6)	126.1	—	76.5	0.8	77.3
(Loss) income before income taxes	(84.1)	126.1	—	42.0	0.8	42.8
Income taxes	6.6	(13.0)	2.7	(3.7)	0.6	(3.1)
Net (loss) income	$(77.5)	$113.1	$2.7	$38.3	$1.4	$39.7

Diluted EPS	$(0.19)			$0.07		$0.07

Gross margin	49.6%	6.5	—	56.1%		59.7%
SG&A as a % of revenue	53.2%	(2.5)	—	50.6%		54.0%
Operating margin	(3.5)%	9.0	—	5.5%		5.7%
Effective tax rate	7.8%			8.8%		7.2%

Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Page | 13

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the most directly comparable financial measure calculated and reported in accordance with GAAP.

	TWELVE MONTHS ENDED DECEMBER 31, 2018
	Reported (GAAP)	Brazil IPI release	CTI restructuring initiatives	Special tax items	Adjusted (Non-GAAP)	Impact of revenue recognition	Like-for-like
Total revenue	$5,571.3	$168.4	$—	$—	$5,402.9	$(229.2)	$5,173.7
Cost of sales	2,364.0	—	91.5	—	2,272.5	(277.4)	1,995.1
Selling, general and administrative expenses	2,972.1	—	89.0	—	2,883.1	60.4	2,943.5
Operating profit	235.2	(168.4)	180.5	—	247.3	(12.2)	235.1
Income before income taxes	108.1	(194.7)	180.5	—	93.9	(12.2)	81.7
Income taxes	(129.9)	66.2	(17.4)	21.1	(60.0)	3.6	(56.4)
Net (loss) income	$(21.8)	$(128.5)	$163.1	$21.1	$33.9	$(8.6)	$25.3

Diluted EPS	$(0.10)				$0.03		$0.01

Gross margin	57.6%	(1.3)	1.6	—	57.9%		61.4%
SG&A as a % of revenue	53.3%	1.7	(1.6)	—	53.4%		56.9%
Operating margin	4.2%	(2.8)	3.2	—	4.6%		4.5%
Effective tax rate	120.2%				63.9%		69.0%

Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Page | 14

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	THREE MONTHS ENDED DECEMBER 31, 2017
	Reported (GAAP)	CTI restructuring initiatives	Special tax items	Adjusted (Non-GAAP)
Total revenue	$1,568.8	$—	$—	$1,568.8
Cost of sales	611.2	0.7	—	610.5
Selling, general and administrative expenses	826.1	23.0	—	803.1
Operating profit	131.5	23.7	—	155.2
Income before income taxes	91.6	23.7	—	115.3
Income taxes	(1.2)	0.2	(49.8)	(50.8)
Net income	$90.4	$23.9	$(49.8)	$64.5

Diluted EPS	$0.17			$0.12

Gross margin	61.0%	—	—	61.1%
SG&A as a % of revenue	52.7%	(1.5)	—	51.2%
Operating margin	8.4%	1.5	—	9.9%
Effective tax rate	1.3%			44.1%

Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Page | 15

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions, except per share data)
This supplemental schedule provides adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	TWELVE MONTHS ENDED DECEMBER 31, 2017
	Reported (GAAP)	CTI restructuring initiatives	Loss contingency	Special tax items	Adjusted (Non-GAAP)
Total revenue	$5,715.6	$—	$—	$—	$5,715.6
Cost of sales	2,203.3	0.6	—	—	2,202.7
Selling, general and administrative expenses	3,231.0	59.6	18.2	—	3,153.2
Operating profit	281.3	60.2	18.2	—	359.7
Income before income taxes	120.7	60.2	18.2	—	199.1
Income taxes	(100.7)	(1.7)	—	(49.8)	(152.2)
Net income	$20.0	$58.5	$18.2	$(49.8)	$46.9

Diluted EPS	$—				$0.06

Gross margin	61.5%	—	—	—	61.5%
SG&A as a % of revenue	56.5%	(1.0)	(0.3)	—	55.2%
Operating margin	4.9%	1.1	0.3	—	6.3%
Effective tax rate	83.4%				76.4%

Amounts in the table above may not necessarily sum because the computations are made independently.
Note: The diluted EPS impact for each Non-GAAP item on the table above is not provided due to the participation rights of the Series C convertible preferred stock. The Reported and Adjusted diluted EPS are calculated independently and factor in the participation rights of the Series C convertible preferred stock, and, therefore, would cause the amounts not to sum to Adjusted diluted EPS.

Page | 16

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
(Unaudited)
(In millions, except per share data)

Approximate Impact of Foreign Currency
	Fourth-Quarter 2018		Full-Year 2018
	Estimated impact ($ in millions)	Estimated impact on diluted EPS	Estimated impact ($ in millions)	Estimated impact on diluted EPS
Year-on-Year impact on Reported (GAAP) results:
Total revenue	(12) pts		(7) pts
Operating profit - transaction	$(15)	$(0.02)	$(30)	$(0.05)
Operating profit - translation	(10)	(0.01)	(70)	(0.12)
Total operating profit	$(25)	$(0.04)	$(100)	$(0.17)
Operating margin	(180) bps		(130) bps
Revaluation of working capital	$—	$—	$(20)	$(0.03)
Diluted EPS		$(0.04)		$(0.20)

Year-on-Year impact on Adjusted (Non-GAAP) results:
Adjusted revenue	(12) pts		(6) pts
Adjusted operating profit - transaction	$(15)	$(0.02)	$(30)	$(0.04)
Adjusted operating profit - translation	(20)	(0.03)	(35)	(0.06)
Total Adjusted operating profit	$(35)	$(0.05)	$(65)	$(0.10)
Adjusted operating margin	(150) bps		(80) bps
Revaluation of working capital	$—	$—	$(20)	$(0.03)
Adjusted diluted EPS		$(0.05)		$(0.13)

Amounts in the table above may not necessarily sum because the computations are made independently.

Page | 17

AVON PRODUCTS, INC.
SUPPLEMENTAL SCHEDULE
(Unaudited)
(In millions)

The Company adopted ASC 606, as a cumulative-effect adjustment to retained earnings, as of January 1, 2018. Comparative information for prior periods has not been restated. Therefore, this supplemental schedule provides balances without the adoption of ASC 606 to enhance comparability to the prior year. The Company applied the transition guidance to all outstanding contracts at January 1, 2018.
The Company recorded a cumulative-effect adjustment upon adoption of the new revenue recognition standard as of January 1, 2018 comprised of the following:

•	a reduction to retained earnings of $52.7 before taxes ($41.1 after tax), with a corresponding impact to deferred income taxes of $11.6;

•	a reduction to prepaid expenses and other of $54.9;

•	an increase to inventories of $39.3; and

•
an increase to other accrued liabilities of $37.1 due to the net impact of the establishment of a contract liability of $91.8 for deferred revenue where the Company's performance obligations are not yet satisfied, which is partially offset by a reduction in the sales incentive accrual of $54.7.

The impact of the change in accounting standard on fourth-quarter 2018 performance is:

	Impact of change in revenue recognition standard
Line items impacted within the Consolidated Statements of Operations	Per consolidated financial statements	Adjustments		Balances excluding the impact of adopting ASC 606
Revenue
Net sales	$1,323.0	$1.8	(1)	$1,324.8
Other revenue	78.7	(47.1)	(2)	31.6
Total revenue	1,401.7	(45.3)		1,356.4

Costs and expenses
Cost of sales	706.2	(68.9)	(3)	637.3
Selling, general and administrative expenses	745.1	22.8	(4)	767.9
Operating loss	(49.6)	0.8		(48.8)
(Loss) before income taxes	(84.1)	0.8		(83.3)
Income taxes	6.6	.6		7.2
Net loss	(77.5)	1.4		(76.1)
Net loss attributable to Avon	(77.6)	1.4		(76.2)

(1) Primarily relates to net impact of the timing of recognition of sales incentives.
(2) Relates to Representative fees (primarily brochure fees, late payment fees and certain other fees), which were reclassified from SG&A. Brochure fees were also impacted by the timing of recognition.
(3) Primarily relates to the cost of sales incentives and the cost of brochures paid for by Representatives, both of which were reclassified from SG&A and were also impacted by the timing of recognition.
(4) Relates to the cost of sales incentives, which were reclassified to cost of sales and were also impacted by the timing of recognition. This was partially offset by Representative fees, which were reclassified to other revenue.

Page | 18

The impact of the change in accounting standard on full-year 2018 performance is:

	Impact of change in revenue recognition standard
Line items impacted within the Consolidated Statements of Operations	Per consolidated financial statements	Adjustments		Balances excluding the impact of adopting ASC 606
Revenue
Net sales	$5,247.7	$(28.5)	(1)	$5,219.2
Other revenue	323.6	(200.7)	(2)	122.9
Total revenue	5,571.3	(229.2)		5,342.1

Costs and expenses
Cost of sales	2,364.0	(277.4)	(3)	2,086.6
SG&A expenses	2,972.1	60.4	(4)	3,032.5
Operating profit	235.2	(12.2)		223.0
Income before income taxes	108.1	(12.2)		95.9
Income taxes	(129.9)	3.6		(126.3)
Net income	(21.8)	(8.6)		(30.4)
Net income attributable to Avon	(19.5)	(8.6)		(28.1)

(1) Primarily relates to net impact of the timing of recognition of sales incentives.
(2) Relates to Representative fees (primarily brochure fees, late payment fees and certain other fees), which were reclassified from SG&A. Brochure fees were also impacted by the timing of recognition.
(3) Primarily relates to the cost of sales incentives and the cost of brochures paid for by Representatives, both of which were reclassified from SG&A and were also impacted by the timing of recognition.
(4) Relates to the cost of sales incentives, which were reclassified to cost of sales and were also impacted by the timing of recognition. This was partially offset by Representative fees, which were reclassified to other revenue.

	Impact of change in revenue recognition standard
Line items impacted within the Consolidated Balance Sheets	Per consolidated financial statements	Adjustments		Balances excluding the impact of adopting ASC 606
Accounts receivable, net	$349.7	$(8.2)	(1)	$341.5
Inventories	542.0	(42.8)	(2)	499.2
Prepaid expenses and other	272.0	47.8	(2)	319.8
Other assets	603.0	(10.1)	(3)	592.9
Total assets	3,010.0	(13.3)		2,996.7
Liabilities, Series C Convertible Preferred Stock and Shareholders’ Deficit
Other accrued liabilities	451.3	(38.0)	(4)	413.3
Income taxes	15.9	(3.6)		12.3
Total current liabilities	1,496.5	(41.6)		1,454.9
Other liabilities	72.1	(0.7)		71.4
Total liabilities	3,414.7	(42.3)		3,372.4
Retained earnings	2,234.3	32.5	(5)	2,266.8
Accumulated other comprehensive loss	(1,030.4)	(3.5)		(1,033.9)
Total Avon shareholders’ deficit	(904.5)	29.0		(875.5)
Total shareholders’ deficit	(896.8)	29.0		(867.8)
Total liabilities, series C convertible preferred stock and shareholders’ deficit	3,010.0	(13.3)		2,996.7

Page | 19

(1) Relates to sales returns, which were reclassified from a reduction of accounts receivable to a refund liability (within other accrued liabilities) and a returns asset (within prepaid expenses and other).
(2) Primarily relates to sales incentives and brochures, both of which were reclassified from prepaid expenses and other to     inventories, and were also impacted by the timing of recognition. In addition, prepaid expenses and other was impacted by the timing of recognition of brochures, as well as the reclassification of sales returns (described above).
(3) Relates to deferred tax assets associated with the cumulative-effect adjustment.
(4) Primarily relates to the contract liability for sales incentives, which is partially offset by the lower accrual for sales incentives. In addition, other accrued liabilities was impacted by the reclassification of sales returns (described above).
(5) Relates to the $41.1 million cumulative-effect adjustment upon adoption of ASC 606, partially offset by the $8.6 million net loss adjustment.

	Impact of change in revenue recognition standard
Line items impacted within the Consolidated Statements of Cash Flows	Per consolidated financial statements	Adjustments	Balances excluding the impact of adopting ASC 606
Cash Flows from Operating Activities
Net income (loss)	$(21.8)	$(8.6)	$(30.4)
Other	18.5	(3.5)	15.0
Accounts receivable	(102.8)	(.4)	(103.2)
Inventories	(99.6)	3.5	(96.1)
Prepaid expenses and other	(49.3)	3.9	(45.4)
Accounts payable and accrued liabilities	73.1	10.5	83.6
Income and other taxes	68.0	(3.6)	64.4
Noncurrent assets and liabilities	42.8	(1.8)	41.0

Page | 20

Non-GAAP Financial Measures
To supplement the Company's financial results presented in accordance with GAAP, the Company discloses operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: revenue, Adjusted revenue, operating profit, Adjusted operating profit, operating margin, Adjusted operating margin and diluted earnings (loss) per share. "Like-for-like" refers to Adjusted figures that exclude the impact of the adoption of ASC 606. The Company also refers to these adjusted financial measures as constant dollar items, which are Non-GAAP financial measures. The Company believes these measures provide investors an additional perspective on trends and underlying business results. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, the Company calculates current-year results and prior-year results at constant exchange rates, which are updated on an annual basis as part of the Company's budgeting process. Foreign currency impact is determined as the difference between actual growth rates and constant-dollar growth rates.
The Company also presents revenue, cost of sales, gross margin, selling, general and administrative expenses, selling, general and administrative expenses as a percentage of revenue, operating profit, operating margin, income (loss) before taxes, income taxes, net income (loss), diluted earnings (loss) per share and effective tax rate on a Non-GAAP basis. The Company refers to these Non-GAAP financial measures as "Adjusted." The Company has provided quantitative reconciliations of the Non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP. See "Supplemental Schedule - Non-GAAP Financial Measures" within this release for these quantitative reconciliations.
The Company uses Non-GAAP financial measures to evaluate its operating performance. These Non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company believes investors find the Non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the Company's financial results in any particular period. The Company believes that it is meaningful for investors to be made aware of the impacts of: 1) CTI restructuring initiatives; 2) the Brazil IPI tax release; 3) a charge for a loss contingency related to a non-US pension plan ("Loss contingency") and 4) one-time tax items that are not associated with recurring, normal operations ("Special tax items").
The Brazil IPI tax release includes the impact on the Consolidated Statement of Operations during the third quarter of 2018 of the release of the liability related to IPI tax on cosmetics in Brazil. The release was recorded in net sales and other expense, net in the amounts of approximately $168 million and approximately $27 million, respectively. The Brazil IPI tax release also includes approximately $66 million recorded in income taxes.
The Loss contingency includes the impact on the Consolidated Statements of Operations during the second quarter of 2017 caused by a charge of approximately $18 million for a loss contingency related to a non-US pension plan, for which an amendment to the plan that occurred in a prior year many not have been appropriately implemented.
The Special tax items include the impact on the provision for income taxes in the Consolidated Statements of Operations during 2018 due to one-time tax reserves of approximately $18 million associated with the Company's uncertain tax positions, and an expense of approximately $3 million associated with the internal restructuring of intellectual property. Special tax items also include the impact on the provision for income taxes in the Company's Consolidated Statements of Operations during 2017 due to an approximate $30 million net benefit recognized as a result of the enactment of the Tax Cuts and Jobs Act in the U.S., a release of valuation allowances of approximately $26 million associated with a number of markets in Europe, Middle East & Africa, and an approximate $10 million benefit as a result of a favorable court decision in Brazil, partially offset by a charge of approximately $16 million associated with valuation allowances to adjust deferred tax assets in Mexico.

Page | 21